                                                                   Exhibit 99.1

                       Form 3 Joint Filer Information

Name:                                 Sapphire Private Funds Holdings II RSC
                                      Ltd

Address:                              Unit 3408, Level 34, Al Maqam Tower
                                      Abu Dhabi Global Market Square, Al Maryah
                                      Island
                                      Abu Dhabi, United Arab Emirates

Date of Event Requiring Statement:    10/2/2023

Name:                                 Khalifa Alsuwaidi

Address:                              Unit 3408, Level 34, Al Maqam Tower
                                      Abu Dhabi Global Market Square, Al Maryah
                                      Island
                                      Abu Dhabi, United Arab Emirates

Date of Event Requiring Statement:    10/2/2023